                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                         AMERICOAL DEVELOPMENT COMPANY



     I certify that the following Amended and Restated Bylaws, consisting of four pages, each of which I have initialed for identification, are the Bylaws adopted by the sole Director of AMERICOAL DEVELOPMENT COMPANY (the "Corporation") by a Written Action by Sole Director in Lieu of Meeting, dated ________________, 1998.


                              /s/ JOHN LYNCH
                              _________________________________________
                              John Lynch, Secretary

                          AMENDED AND RESTATED BYLAWS

                                      OF

                         AMERICOAL DEVELOPMENT COMPANY



                                   SECTION 1

                           Meetings of Shareholders
                           ------------------------

     1.1 The annual meeting of the shareholders of the Corporation shall be held at the time and date to be set by the Board of Directors of the Corporation.

     1.2 The annual meeting of the shareholders shall be held at a place designated by the Board of Directors or, if the Board of Directors does not designate a place, then at a place designated by the Secretary or, if the Secretary does not designate a place, at the Corporation's principal business office.

     1.3 Special meetings of the shareholders shall be held at a place designated by the Board of Directors if the special meeting is called by the Board of Directors. If the special meeting is not called by the Board of Directors, the meeting shall be held at the Corporation's principal business office.

                                   SECTION 2

                              Board of Directors
                              ------------------

     2.1 The exact number of directors may be fixed, increased or decreased from time to time by a resolution adopted by the vote of the shareholders who
(I) are present in person or by proxy at a meeting held to elect directors and
(ii) have a majority of the voting power of the shares represented at such meeting and entitled to vote in the election.

     2.2 Meetings of the Board of Directors may be called by the President or by any director.

     2.3 Unless waived as permitted by the Delaware General Corporation Law, notice of the time, place and purpose of each meeting of the directors shall be either (I) telephoned or per sonally delivered to each director at least forty-eight hours before the time of the meeting or (ii) mailed to each director at his last known address at least ninety-six hours before the time of the meeting.

                                   SECTION 3

                                   Officers
                                   --------

     3.1 The Corporation shall have a President, a Vice President, a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. The Corporation may also have such assistant officers as the Board of Directors may deem necessary, all of whom shall be elected by the Board of Directors or chosen by an officer or officers designated by it.

     3.2  The President shall

          (a) Have general charge and authority over the business of the Corporation subject to the direction of the Board of Directors,

          (b) Have authority to preside at all meetings of the shareholders and of the Board of Directors,

          (C) Have authority acting alone, except as otherwise directed by the Board of Directors, to sign and deliver any document on behalf of the Corporation, and

          (d) Have such other powers and duties as the Board of Directors may assign to him.

     3.3  The Secretary shall

          (a) Issue notices of all meetings for which notice is required to be given,

          (b) Keep the minutes of all meetings and have charge of the corporate record books, and

          (C) Have such other duties and powers as the Board of Directors or the President may assign to him.

     3.4  The Treasurer shall

          (a) Have the custody of all funds and securities of the Corporation,

          (b) Keep adequate and correct accounts of the Corporation's affairs and transactions, and

          (C) Have such other duties and powers as the Board of Directors or the President may assign to him.

     3.5 Other officers and agents of the Corporation shall have such authority and perform such duties in the management of the Corporation as the Board of Directors or the President may assign to them.

                                   SECTION 4

                           Certificates and Transfer
                           -------------------------

     4.1 Shares of the Corporation shall be represented by certificates in such form as shall from time to time be prescribed by the President.

     4.2 Transfer of shares shall be made only on the stock transfer books of the Corporation.

                                   SECTION 5

                                  Amendments
                                  ----------

     These bylaws may be altered, amended, repealed or restated by a majority of the directors of the Corporation.



                                  Prepared by
                          BROWN, TODD & HEYBURN PLLC
                        2700 Lexington Financial Center
                          Lexington, Kentucky  40507

    STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/14/1994
   944107424 - 2314549

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                          AMERICOAL SERVICES COMPANY

          -----------------------------------------------------------

     James W. Mahler and Michael A. Kafoury, being the President and
Secretary, respectively, of Americoal Services Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify as follows;

        FIRST: That the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") is hereby amended by amending Article One in
                                                              -----------
this entirety to read as follows:

                                 "ARTICLE ONE"
                                  -----------

        The name of the corporation is Americoal Development Company (hereinafter called the "Corporation").

        SECOND: That the Board of Directors of the Corporation approved the foregoing amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware and directed that the amendment be submitted to the stockholders of the Corporation for their consideration and approval.

        THIRD: That the stockholders of the Corporation approved the foregoing amendment in accordance with Sections 228 (c) and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS THEREOF, the undersigned, being the President and Secretary hereinabove named, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury do each hereby declare and certify that this is the act and deed of the Corporation and the facts stated herein are true, and accordingly have hereunto signed this Certificate of Amendment of Certificate of Incorporation this 13th day of' June, 1994.



                                               AMERICOAL SERVICES COMPANY

                                               By: /s/ James W. Mahler
                                                   ---------------------
                                                   James W. Mahler
                                                   President

ATTEST:

By: /s/ Michael A. Kafoury
   ----------------------------
   Michael A. Kafoury
   Secretary